UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 9, 2015
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec
St. Louis, Missouri 63105

(Address of Principal Executive Office and zip code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2015, the Board of Directors (the "Board") of Enterprise Financial Services Corp (the "Corporation") amended and restated the Corporation's Bylaws (collectively such changes, the "Bylaw Amendments").

These amendments include, among other things:

1. Clarification of Proper Business at Stockholder Meetings (Section 2.4). The Bylaw Amendments consolidate and clarify provisions addressing the business that may be conducted at annual and special meetings of stockholders, respectively. In particular, for nominations or other business to be properly brought before an annual or special meeting of stockholders, such nomination or proposed business must be specified in the Corporation's notice of meeting given by the Board; otherwise properly brought before the meeting by the Board; or otherwise properly requested to be brought before the meeting by a stockholder, in accordance with the Bylaw provisions governing stockholder nominations and proposals (discussed in more details below). The revisions make clear the procedures pursuant to which nominations and other business may come before any meeting of stockholders and ensure that the advance notice provisions contained in the Bylaws will apply to any business proposed by stockholders, whether in connection with an annual meeting or special meeting.

2. Advance Notice of Stockholder Proposals and Nominations of Directors (Sections 2.5, 2.6). The Bylaw Amendments modernize and enhance the existing Bylaw provisions that require stockholders to provide specified information in order to nominate a candidate for election as a director, or propose other business, at meeting of stockholders. In general, such advance notice provisions serve to (a) inform the Corporation of business to be brought at the stockholder meeting in adequate time in advance of the meeting to allow the Corporation to respond appropriately; (b) provide an opportunity for all stockholders to be fully informed of such matters in an adequate time in advance of the meeting to make an informed decision; and (c) enable the Board to make informed recommendations or present alternatives to stockholders regarding such matters. The Bylaw Amendments with respect to the advance notice provisions are designed to elicit appropriate disclosure in light of the foregoing, and include the following requirements:

•
Disclosure of Derivative Holdings and other Economic Interests. The proposing stockholder must provide broad disclosure regarding its economic interests in the Corporation (as well as those of any beneficial owners on whose behalf the stockholder is acting, and their respective affiliates and others acting in concert therewith (collectively, "Related Parties")), including derivatives, hedged positions, rights to receive dividends and other economic, contractual and voting interests.

•
Additional Disclosure Requirements. For proposals of business, a stockholder's notice must describe the business; the reason for conducting the business at the meeting; any material interest of the proposing stockholder (as well as those of any Related Parties) in such business; the text of the proposal or business; and all agreements and relationships of the proposing stockholder and the Related Parties, or any other person, in connections with such proposal.

•
Requirements for Notices of Proposed Nominees. The notice must include, with respect to each prospective nominee, the information regarding economic interests described above, as well as a description of all direct and indirect compensation and other material relationships between such nominee (and any of his or her Related Parties) and any proposing stockholder (and any of its Related Parties).

•
Questionnaire and Undertaking from Proposed Nominees. In addition, a stockholder's notice must include a completed questionnaire regarding the qualification of any nominee (and any person on whose behalf the nomination is made) as well as a written representation and agreement by the nominee that they are not, and will not become a party to any voting commitment that has not been fully disclosed to the Corporation. The nominee must also represent that he or she will comply with the Corporation's corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines. (These requirements apply to all directors nominated for election or reelection by the Board.)

The Bylaw Amendments require the information contained in a stockholders notice to be updated as of the record date for the meeting and as of the date that is ten business days prior to the meeting. In addition, the proposing stockholder is required to represent that he or she intends to appear in person or by proxy at the meeting to present the proposal or nomination. The proposing stockholder must also disclose whether he or she intends to solicit proxies with respect to the proposal.

Consistent with the current Bylaws, the Bylaw Amendments provide that, for an annual meeting, a stockholders notice must be given from 90 to 120 days prior to the first anniversary of the prior year's annual meeting. The Bylaw Amendments add exceptions and timing guidelines in the event that the annual meeting is more than 30 days before or more than 60 days after the prior year's meeting, or the public announcement thereof is less than 100 days prior to the meeting date. Similar timing requirements are specified for delivery of a stockholder's notice for a special meeting.

3. Stockholder Action to Call Special Meetings (Section 2.3). The Corporation's current Bylaws permit the holders of at least 50% of all issued and outstanding shares to call a special meeting. The Bylaw Amendments specify certain procedures and requirements that must be complied with in order for such a special meeting to be called. Similar to the advance notice provisions described above, these procedures and requirements provide certainty around the special meeting process and ensure that the Board and the Corporation's stockholders will be fully informed with respect to the business proposed to be considered at any such special meeting. Such procedures and requirements include the following:

•
The meeting request must include the information that would be required under the advance notice provisions, described above, with respect to the person(s) calling the special meeting (and their Related Parties) and with respect to the business proposed to be brought before the special meeting.

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The stockholders requesting the special meeting must own the required amount of shares on the date on which the special meeting request is delivered and must continue to hold such required amount of shares through the date of the meeting; the special meeting request is deemed to be revoked with respect to any shares disposed of prior to the meeting.

•	The information contained in the meeting request must be updated as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

•
The meeting request must relate an item of business that is a proper subject for stockholder action under applicable law and the Bylaws, and must not be made in a manner that involved a violation of securities laws or other applicable law.

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A meeting request will not be valid if it is made during the period starting 90 days prior to the first anniversary of the date of the prior year's annual meeting and ending on the earlier of (a) the date of the next annual meeting and (b) 30 days after such first anniversary.

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A meeting request will not be valid if a similar meeting item is included in the Corporation's notice of an annual or special meeting as an item of business to be brought before a stockholder meeting that has been called but has not yet been held, or that is called for a date within 120 days of the meeting request date.

4. Stockholder Action by Written Consent (Section 2.17). The Corporation's current Bylaws permit stockholders to act by written consent in accordance with Delaware law. The Bylaw Amendments add a procedure addressing the setting of a record date for any such action. A stockholder seeking to have the stockholders act by written consent must request that the Board fix a record date. Within ten days after receipt of such request, the Board must fix a record date to determine the stockholders entitled to act by written consent, which date shall not be more than ten days after the date on which such resolution fixing the record date is adopted. If the Board fails to fix a record date, the record date for action by written consent will be (a) if no prior action by the Board is required by law, the first date on which a signed written consent is delivered to the Corporation in the required manner or (b) if prior action by the Board is required, the close of business on the date on which the Board adopts the resolution taking such action. In addition, the Bylaw Amendments clarify other procedural details.

5. Director and Officer Indemnification (Article 8). The Bylaw Amendments update and clarify the provisions relating to the indemnification of directors and officers. Such changes (a) clarify that rights to indemnification are applicable whether or not a person continues to serve in an indemnifiable capacity when indemnification is sought; (b) set forth the process by which a determination as to whether an indemnitee is entitled to indemnification shall be made (including the requirement that if a "change of control" of the Corporation has occurred within the previous two years, such determination will be made by independent counsel); and (c) enhance the Bylaw provisions providing that the indemnification rights are deemed to be contract rights and that any modification of the relevant Bylaws will not in any way diminish or adversely affect such rights with respect to any fact, occurrence, action or omission occurring prior to the time of such amendment.

6. Additional Changes. In addition to the amendments described above, the Bylaw Amendments include certain changes to (a) clarify language; (b) enhance consistency with Delaware law; (c) make various technical corrections and non-substantive changes; (d) clarify and modernize certain corporate proceedings (for example, by permitting notices to be delivered by electronic transmissions and stockholder meetings to be held by means of remote communications, in each case in conformity with applicable Delaware law); and (e) conform more closely to the Corporation's current management structure the definitions of the duties of CEO and President.

The foregoing description of the Bylaw Amendments does not purport to be complete and is qualified in its entirety by reference to the text of the Corporation's Amended and Restated Bylaws, and a copy marked to show the Bylaw Amendments, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description
3.1            Amended and Restated Bylaws of Enterprise Financial
Services Corp as adopted June 9, 2015

3.2            Amended and Restated Bylaws of Enterprise Financial
Services Corp, marked to show amendments adopted
June 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	June 12, 2015	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.        Description
3.1            Amended and Restated Bylaws of Enterprise Financial
Services Corp as adopted June 9, 2015

3.2            Amended and Restated Bylaws of Enterprise Financial
Services Corp, marked to show amendments adopted
June 9, 2015